Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 15, 2024 (the “Closing Date”), AGBA Group Holding Limited (“AGBA”) and Triller Corp., a Delaware corporation (“Triller”), completed the previously announced merger transactions pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 30, 2024, entered into by and between AGBA, its wholly owned subsidiary AGBA Social Inc. (“Merger Sub”), Triller and the Bobby Sarnevesht, as sole representative of the stockholder of Triller (as amended, the “Merger Agreement”).

Upon the Closing Date, AGBA changed its name to Triller Group Inc. (“Triller Group”). References to “us,” “we,” “our,” “ours,” “Triller Group” and the “Company” prior to October 15, 2024 refer to AGBA Group Holding Limited and its consolidated subsidiaries prior to the Merger (defined below) and do not include Triller and its subsidiaries, while such references on or after October 15, 2024 refer to the combined company as a result of the Merger, including Triller and its subsidiaries.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions consummated under the Merger Agreement (collectively, the “Merger”):

●	The conversion of Triller’s convertible notes and warrants into an aggregate of 97,069,195 and 30,293,447 shares of Triller Series A Common Stock, respectively.

●	The issuance of an aggregate of 30,851 shares of super voting Series B Preferred of Triller Group (the “Super Voting Shares”) to Green Nature Limited (“GNL”), the holder of the AGBA Series B Preferred Shares and an affiliate of AGBA’s current majority shareholder, with each Super Voting Share entitled to 10,000 votes on all matters for which the holders of ordinary shares are entitled to vote with respect to a voting agreement entered into on the Closing Date among GNL, Triller, and AGBA (the “Voting Agreement”) so as to provide that GNL will vote its Super Voting Shares in favor of electing Mr. Sarnevesht as a director of Delaware Parent through December 31, 2025.

●	The conversion of all of the outstanding shares of Triller Series A Common Stock and Triller Series B Common Stock into an aggregate of 83,468,631 shares of Triller Group common stock, par value $0.0001 per share.

●	The conversion of all of the outstanding shares of Triller Series A-1 Preferred Stock into an aggregate 11,801,804 shares of Triller Group preferred stock, par value $0.0001 per share.

●	The issuance of 24,206,246 shares of Triller Group Common Stock (the “Reserved Shares”) that were deposited into an escrow account in the name of Triller Group, acting as escrow agent, to be used to settle any matters solely in connection with claims that relate to the affairs of the Triller prior to the Closing Date (including, without limitation, any current and/or future litigation matters, Triller debt, accrued interest, accounts payable, investments in Triller’s subsidiaries).

●	The conversion of all of the existing Triller restricted stock units (“Triller RSUs”) into 16,908,829 Triller Group restricted stock units (“Triller Group RSUs”), and the reserve for an aggregate of 16,908,829 shares of Triller Group Common Stock (“Contingent Shares”), for future issuance upon the vesting of the Triller Group RSUs.

●	The cancellation and reissuance of all the outstanding Triller warrants as Triller Group warrants in replacement thereof (the “Triller Group Replacement Warrants”).

●	The issuance of incentive stock grants to certain key employees for an aggregate of 30,998,400 shares (the “Plan Shares”) of Triller Group under the Triller Group Inc. 2024 Equity Incentive Plan (the “Plan”).

The following unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) and unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations” and together with the pro forma balance sheet the “pro forma condensed combined financial statements”) are derived from the historical consolidated financial statements of Triller Group (formerly AGBA) and Triller and have been adjusted to give effect to the Merger. The historical audited financial statements of Triller HoldCo LLC (predecessor entity of Triller Corp.) as of and for the year ended December 31, 2023 was previously included in AGBA’s Proxy Statement on Schedule 14A filed on June 12, 2024. The historical unaudited interim financial statements of Triller as of and for the nine months ended September 30, 2024 are included in this amended Form 8-K Current Report filing.

The pro forma balance sheet as of September 30, 2024 combines the historical balance sheets of Triller Group and Triller as of September 30, 2024, and gives effect to the Merger as if it had been completed on September 30, 2024. The pro forma statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023, combine the historical consolidated statements of operations of Triller Group and Triller, and give effect to the Merger as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments related to the Merger, based on available information and certain assumptions that management believes are reasonable.

●	The Merger being accounted for using the acquisition method of accounting under ASC 805, Business Combinations, with Triller Group identified as the accounting acquirer;

●	Certain reclassification adjustments to conform Triller’s historical financial presentation to Triller Group’s financial statement presentation;

●	The assumption of liabilities by Triller Group for any remaining transaction-related expenses to be incurred; and

●	The estimated tax impact of pro forma adjustments.

The pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;

●	The historical audited consolidated financial statements of Triller Group as of and for the year ended December 31, 2023, included in Triller Group’s Annual Report on Form 10-K filed on March 28, 2024

●	The historical audited consolidated financial statements of Triller as of and for the year ended December 31, 2023, included in Triller Groups Proxy Statement filed and incorporated by reference into this document;

●	The historical unaudited condensed consolidated financial statements of Triller Group as of and the for the nine months ended September 30, 2024, included in Triller Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed on November 14, 2024;

●	The historical unaudited condensed consolidated financial statements of Triller as of and for the nine months ended September 30, 2024, included in this document; and

●	Other information relating to Triller Group and Triller contained in or incorporated by reference in this document.

Triller Group and Triller anticipate that certain non-recurring charges will be incurred in connection with the Merger, the substantial majority of which consist of employee severance costs, employee retention costs, fees paid to financial, legal and accounting advisors, integration costs and filing fees. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the Closing Date of the Merger. Accordingly, the pro forma condensed combined financial statements reflect an estimated accrual for the effects of these non-recurring charges, which are not included in the historical financial statements of Triller Group or Triller for the periods presented.

The pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities that might result from the Merger. Further, there may be additional charges related to the restructuring or other integration activities resulting from the Merger, the timing, nature and amount of which management cannot identify as of the date of this filing, and thus, such charges are not reflected in the pro forma condensed combined financial statements.

As of the date of this filing, Triller Group has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the acquired assets and assumed liabilities of Triller and the related purchase price. Triller Group expects to finalize these estimates within one year of the Closing Date of the Merger. The assumptions and estimates used to determine the preliminary purchase price allocation and transaction adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial statements.

As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma transaction adjustments have been made solely for the purpose of developing the pro forma condensed combined financial statements presented herein. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and, if applicable, the pro forma statements of operations. The final purchase price allocation may be materially different than the preliminary purchase price allocation presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

SEPTEMBER 30, 2024

($ IN THOUSANDS)

			Transaction Adjustment
	AGBA Holding Limited Historical	Triller Corp. Historical	Pro Forma Adjustments (Note 3)		Purchase Price Adjustments (Note 3)		Reclassification Adjustments (Note 3)		Pro Forma Combined
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,093	$762	$—		$—		$—		$5,855
Restricted cash	13,658	—	—		—		—		13,658
Accounts receivable, net	1,688	3,141	—		—		—		4,829
Accounts receivable, net , related parties	899	—	—		—		—		899
Loans receivable, net	628	—	—		—		—		628
Notes receivable, net	—	—	—		—		—		—
Promissory notes receivable from Triller LLC	28,344	—	—		—		(28,344	)(e)	—
Deposit, prepayments, and other receivables, net	1,763	—	—		—		—		1,763
Other current assets	—	2,507	—		—		—		2,507
Total current assets	52,073	6,410	—		—		(28,344)		30,139

Noncurrent assets:
Goodwill	—	163,425	—		577,383	(a)	—		740,808
Intangible assets, net	—	15,395	—		92,205	(a)	—		107,600
Property and equipment, net	1,661	—	—		—		—		1,661
Rental deposit, net	976	—	—		—		—		976
Right-of-use assets, net	10,171	22	—		(22	)(a)	—		10,171
Long-term investments, net	29,974	—	—		—		—		29,974
Long-term investments, net, related party	525	—	—		—		—		525
Deferred tax asset	—	1,530	—		(1,530	)(a)	—		—
Other assets and long-term receivables	1,042	253	—	(5)	(98	)(a)	—		1,197
Total non-current assets	44,349	180,625	—		667,938		—		892,912

Total assets	$96,422	$187,035	$—		$667,938		$(28,344)		$923,051

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$16,078	$87,024	$—		$—		—		$103,102
Escrow liabilities	13,658	—	—		—		—		13,658
Promissory Note - AGBA	—	28,344	—		—		(28,344	)(e)	—
Borrowings	1,066	11,370	—		—		—		12,436
Convertible debt - current portion	32,512	171,510	(112,128	)(1)	—		—		91,894
Borrowings - related party	5,000	—	—		—		—		5,000
Amount due to the holding company	18,469	—	—		—		—		18,469
Income tax payable	201	—	—		—		—		201
Operating lease liabilities, current	1,296	78	—		—		—		1,374
Warrant liabilities, current	4,281	—	—		—		—		4,281
Earn-out liability, current	—	9,788	—		—		—		9,788
Other current liabilities	—	45,606	(7,298	)(4)	—		—		38,308
Current liabilities of discontinued operations	—	2,927	—		—		—		2,927
Total current liabilities	92,561	356,647	(119,426)		—		(28,344)		301,438

Convertible debt, long-term	—	2,304	(2,304	)(1)	—		—		—
Operating lease liabilities, long-term	9,719	—	—		—		—		9,719
Warrant liabilities	—	3,064	—		(3,064	)(a)	—		—
Other long-term liabilities	—	795	—		(766	)(a)	—		29
Total liabilities	102,280	362,810	(121,730)		(3,830)		(28,344)		311,186

Contingencies and Commitments	—	—	—		—		—		—
Redeemable Common Stock	—	—	—		—		—		—

Stockholders’ equity:
Series A Common Stock – Triller	—	1,133,223	114,432	(1)	(1,247,655	)(c)	—		—
Series B Common Stock – Triller	—	10,792	—		(10,792	)(c)	—		—
Series A-1 Preferred Stock – Triller	—	253,274	—		(253,274	)(c)	—		—
Common Stock – Triller Group	47	—	—		467,425	(b)	—		467,472
Series A-1 Preferred Stock – Triller Group	—	—	—		73,574	(b)	—		73,574
Series B Preferred Stock – Triller Group	—	—	—	(5)	—		—		—
Common Stock Reserved – Triller Group	—	—	—		135,555	(b)	—		135,555
Common Stock in Treasury – Triller Group	—	—	—		(135,555	)(b)	—		(135,555)
Noncontrolling interest	—	10,413	—		27,687	(a)	—		38,100
Subscription receivable	(2,051)	—	—				—		(2,051)
Additional paid-in capital	90,998	76,469	—		(37,845	)(c)			129,622
Accumulated other comprehensive loss (income)	(402)	94	—		(94	)(c)	—		(402)
Accumulated deficit	(94,450)	(1,660,040)	7,298	(4)	1,652,742	(c)	—		(94,450)
Total stockholders’ (deficit) equity	(5,858)	(175,775)	121,730		671,768		—		611,865
Total liabilities and stockholders’ (deficit) equity	$96,422	$187,035	$—		$667,938		$(28,344)		$923,051

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

			Transaction Adjustments
	AGBA Holding Limited Historical	Triller Corp. Historical	Pro Forma Adjustments (Note 3)		Purchase Price Adjustments (Note 3)		Elimination Adjustments (Note 3)		Pro Forma Combined
	(Unaudited)	(Unaudited)

Revenue, net	$18,017	$33,285	$—		$—		$—		$51,302

Operating expenses:
Cost of revenue	(7,697)	(28,852)	—		—		—		(36,549)
Interest expense - operating	(1,723)	—	—		—		—		(1,723)
Research and development expense	—	(6,440)	—		—		—		(6,440)
Selling and marketing	(606)	(15,253)	—		—				(15,859)
Contingent consideration	—	—	—		—		—		—
General and administrative	(33,775)	(74,532)	—		—		—		(108,307)
Depreciation and amortization	—	(1,707)	—		(14,472	)(d)	—		(16,179)
Total operating expenses	(43,801)	(126,784)	—		(14,472)		—		(185,057)
Loss from operations	(25,784)	(93,499)	—		(14,472)		—		(133,755)

Change in fair value of warrants and long-term debt	(4,281)	25,236	(28,672	)(2)	—		—		(7,717)
Interest expense	—	(13,795)	—		—		369	(e)	(13,426)
Settlement of anti-dilution provision	—	(41,111)	—		—		—		(41,111)
Gain (loss) on cancellation of warrants	—	7,308	—		—		—		7,308
Other income (expense), net	1,314	(303)	2,029	(3)	—		(369	)(e)	2,671
Other expense, net	(2,967)	(22,665)	(26,643)		—		—		(52,275)

Loss before income tax	(28,751)	(116,164)	(26,643)		(14,472)		—		(186,030)
Income tax benefit (expense)	(98)	(705)	—		—		—		(803)
Net loss	$(28,849)	$(116,869)	$(26,643)		$(14,472)		$—		$(186,833)

Other comprehensive income (loss):
Foreign currency translation adjustment	71	(1)	—		—		—		70
Other comprehensive income (loss):	71	(1)	—		—		—		70
Comprehensive loss	$(28,778)	$(116,870)	$(26,643)		$(14,472)		$—		$(186,763)

Less: Noncontrolling Interest	—	(8,974)	—		—		—		(8,974)
Comprehensive loss attributable to controlling interest	$(28,778)	$(107,896)	$(26,643)		$(14,472)		$—		$(177,789)

Weighted average shares outstanding, basic and diluted*	37,893	212,302							145,567
Net loss per share, basis and diluted	$(0.76)	$(0.63)							$(1.22)

*	The historical weighted average shares outstanding, basic and diluted, for AGBA gives retroactive effect to the forward stock split and reverse stock split that occurred subsequent to September 30, 2024 but prior to the Closing Date.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

			Transaction Adjustments
	AGBA Holding Limited Historical	Triller Corp. Historical	Pro Forma Adjustments (Note 3)		Purchase Price Adjustments (Note 3)		Reclassification Adjustments (Note 3)	Pro Forma Combined
	(Audited)	(Audited)

Revenue, net	$54,189	$45,545	$—		$—		$—	$99,734

Operating expenses:
Cost of revenue	(37,288)	(42,709)	—		—		—	(79,997)
Interest expense - operating	(784)	—	—		—		—	(784)
Research and development expense	(4,557)	(9,826)	—		—		—	(14,383)
Selling and marketing	(3,709)	(12,442)	—		—		—	(16,151)
Contingent consideration	—	(70,912)	—		—		—	(70,912)
General and administrative	(51,696)	(55,981)	—		—		—	(107,677)
Depreciation and amortization	—	(30,436)	—		53,109	(d)	—	22,673
Impairment	—	(83,885)	—		83,885	(d)	—	—
Total operating expenses	(98,034)	(306,191)	—		136,994		—	(267,231)

Loss from operations	(43,845)	(260,646)	—		136,994		—	(167,497)

Other income (expense)
Change in fair value of warrants and long-term debt	(77)	(19,738)	9,530	(2)	—		—	(10,285)
Interest expense	—	(35,407)	—		—		—	(35,407)
Settlement of anti-dilution provision	—	—	—		—		—	—
Gain (loss) on cancellation of warrants	—	—	—		—		—	—
Other income (expense), net	(4,997)	258	(2,029)	(3)	—		—	(6,768)
Total other expense, net	(5,074)	(54,887)	7,501		—		—	(52,460)

Loss before income tax	(48,919)	(315,533)	7,501		136,994		—	(219,957)

Income tax benefit (expense)	(287)	16,576	—		—		—	16,289
Net loss from continuing operations	$(49,206)	(298,957)	$7,501		$136,994		$—	$(203,668)

Income from discontinued operations, net of income taxes	—	200	—		—		—	200
Net loss	$(49,206)	(298,757)	$7,501		$136,994		$—	$(203,468)

Other comprehensive income (loss):
Foreign currency translation adjustment	(88)	(176)	—		—		—	(264)
Other comprehensive income (loss):	(88)	(176)	—		—		—	(264)
Comprehensive loss	$(49,294)	(298,933)	$7,501		$136,994		$—	$(203,732)

Less: Noncontrolling Interest	—	(4,067)	—		—		—	(4,067)
Comprehensive loss attributable to controlling interest	$(49,294)	(294,866)	$7,501		$136,994		$—	$(199,665)

Weighted average shares outstanding, basic and diluted	65,265	194,802						139,271
Net loss per share, basis and diluted	$(0.75)	$(1.51)						$(1.43)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Triller Group and Triller and gives pro forma effect to the events that are directly attributable to the Merger and are factually supportable. Certain historical amounts of Triller have been reclassified to conform to Triller Group’s financial statements presentation. The unaudited pro forma condensed combined balance sheets as of September 30, 2024 gives effect to the Merger as if it had been completed on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 give effect to the Merger as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Triller Group believes are reasonable; however, actual results may differ from those reflected in these pro forma condensed combined financial statements. In Triller Group’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following pro forma condensed combined financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of Triller Group’s future financial position or results of operations. These pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the previously filed consolidated financial statements and related notes of Triller Group and Triller for the periods presented.

2.	Unaudited Pro Forma Condensed Combined Balance Sheets

The Merger will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates and assumptions related to the fair value of assets acquired, liabilities assumed, and noncontrolling interest as of the Closing Date, using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Triller Group’s financial position and results of operations may differ significantly from the pro forma amounts included herein. Triller Group expects to finalize its allocation of the purchase consideration within one year of the Closing Date of the Merger.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

●	Changes in the estimated fair value of Triller’s assets acquired and liabilities assumed as of the Closing Date of the Merger, which could result from changes in reserve estimates and other factors; and

●	The tax bases of Triller’s assets and liabilities as of the Closing Date of the Merger.

The preliminary fair value assessment of the assets acquired and liabilities assumed is as follows:

Preliminary Purchase Price Allocation
($ in thousands)
Consideration:
Triller Group Common Stock issued, at a fair value of $5.60 per share	$467,424
Triller Group Series A-1 Preferred Shares, at a fair value of $6.23 per share	73,574
Triller Group Replacement warrants at fair value(1)	38,623
Total consideration	$579,621
Fair value of assets acquired:
Cash and cash equivalents	$762
Accounts receivable, net	3,141
Other current assets	2,507
Intangible assets	107,600
Other noncurrent assets	155
Goodwill	740,808
Amounts attributable to assets acquired	854,973
Fair value of liabilities assumed and noncontrolling interest:
Current liabilities	237,223
Long-term liabilities	29
Noncontrolling interest	38,100
Amounts attributable to liabilities assumed and noncontrolling interest	275,352
Net assets acquired, liabilities assumed, and noncontrolling interest	$579,621

(1)	Valuation analysis relied upon the usage of market data and the Black-Scholes Model in order to determine the fair value of the Replacement Warrants. Market data, including risk-free rates, stock price, and volatility was obtained from the S&P Global Market Intelligence database. Replacement Warrants that were out-of-the-money were valued utilizing the Black-Scholes Model and the full contractual term to expiration of the relevant Replacement Warrants. Replacement Warrants that were significantly in-the-money were valued using intrinsic value.

The equity share capitalization of Triller Group at the Closing Date was as follows:

Total Capitalization	Shares	Percent
Common Stock - Former Shareholders of Triller	83,468,631	49.98%
Common Stock - Former Shareholders of AGBA	47,484,940	28.44%
Common Stock - Reserved Shares	24,206,246	14.49%
Total shares of common stock issued and outstanding	155,159,817	92.91%

Series A-1 Preferred Stock – Former Shareholders of Triller	11,801,804	7.07%
Series B Preferred Stock – Green Nature Limited	30,851	0.02%
Total shares of preferred stock issued and outstanding	11,832,655	7.09%
Total	166,992,472	100%

The 11,801,804 shares of Triller Group Series A-1 Preferred Stock are held as follows: 8,109,015 shares held by Total Formation Inc., 2,584,952 shares held by Castle Lion Investments Limited, and 1,107,837 shares held by Fubon Financial Holding Venture Capital Co. Mr. Tsai Ming Hsing, Richard controls Total Formation Inc., Castle Lion Investments Limited and Fubon Financial Holding Venture Capital Co. The 11,801,804 shares of Triller Group Series A-1 Preferred Stock are convertible into 11,801,804 shares of Triller Group Common Stock.

Each share of Triller Group Series B Preferred Stock is entitled to 10,000 votes. Green Nature Limited (“GNL”) is a British Virgin Islands company, (“GNL”) has voting power over such securities but disclaims any pecuniary interest therein. GNL has agreed to vote all such shares in favor of Mr. Sarnevesht as a director of Triller Group at all Triller Group stockholder meetings held through and including December 31, 2025. Mr. Tsai Ming Hsing, Richard controls GNL and may be deemed a beneficial owner of such securities with voting and dispositive control over such securities. Mr. Tsai disclaims any beneficial ownership of such securities (including voting and dispositive control over such securities).

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following adjustments have been made to the accompanying unaudited pro forma financial statements:

Pro Forma Adjustments

(1)	Reflects the conversion of Triller’s convertible notes and warrants into an aggregate of 97,069,195 and 30,293,447 shares of Triller Series A Common Stock, respectively, as if the Merger was consummated on September 30, 2024.

(2)	Reflects the removal of fair value adjustments recorded in the historical financial statements of Triller related to (1) the convertible promissory notes that were converted into shares of Triller Series A Common Stock and (2) the outstanding warrants that are “net” exercised to purchase shares of Triller Series A Common Stock and as if the Merger was consummated on January 1, 2023.

(3)	Reflects the adjustment to transaction costs as if the Merger was consummated on January 1, 2023.

(4)	Reflects the adjustment to remove Triller’s redemption payable to a shareholder in the amount of $7.3 million as a result of the Merger as if the Merger was consummated on September 30, 2024. In January 2022, a shareholder of Triller elected to redeem approximately 0.9 million shares of Triller Series A Common Stock for $7.3 million in cash due from the Company. The redemption of the Triller shares had not been effected as of the Merger. As a result of the Merger, the shareholder received shares in Triller Group, which has been included in the consideration and removed from liability. Negotiations of the redemption demand continue with the shareholder, which may result in future adjustments to consideration, opening balance sheet of Triller and pro-forma financial statements of Triller Group.

(5)	Reflects the issuance of the Super Voting Shares to GNL as if the Merger was consummated on September 30, 2024.

Purchase Price Adjustments

(a)	Reflects the adjustment to fair value at the Closing Date of the Merger.

(b)	Reflects the adjustment for the fair value of equity interest transferred in exchange for the Merger.

(c)	Reflects the elimination of Triller’s historical equity balances in accordance with the acquisition method of accounting.

(d)	Reflects the adjustment to Triller’s amortization expense and impairment related to intangible assets as if the Merger was consummated on January 1, 2023.

Reclassification Adjustments

(e)	Reflects the elimination of intercompany balances – AGBA Promissory Note, related interest expense and interest income.

Unaudited Pro Forma Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger and the related transactions, assuming the shares were outstanding since January 1, 2023. As the Merger and the related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger and related transactions have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2024 and the year ended December 31, 2023 (in thousands, except per share data):

Common Stock	Nine Months Ended September 30, 2024
Pro forma net loss	$(186,833)
Less: Pro forma net loss attributable to noncontrolling interests	(8,974)
Pro forma net loss attributable to common stockholders	(177,859)
Weighted average shares outstanding - basic and diluted	145,567
Pro forma net loss per share attributable to common stockholders - basic and diluted	$(1.22)

Excluded securities:
Triller Group Replacement Warrants	15,560
Convertible Preferred stocks	11,802
Triller Group RSUs and 2024 Equity Incentive Plan shares	30,998
Convertible Notes and Common Warrants to Yorkville	34,742
Triller Group Public Warrants	1,150
Triller Group SPAC Private Warrants	56
Triller Group Warrants – Class A	735
Triller Group RSUs under 2023 Share Award Scheme	492
Total excluded securities	95,535

Common Stock	Year Ended December 31, 2023
Pro forma net loss	$(203,468)
Less: Pro forma net loss attributable to noncontrolling interests	(4,067)
Pro forma net loss attributable to common stockholders	(199,401)
Weighted average shares outstanding - basic and diluted	139,271
Pro forma net loss per share attributable to common stockholders - basic and diluted	$(1.43)

Excluded securities:
Triller Group Replacement Warrants	15,560
Convertible Preferred stocks	11,802
Triller Group RSUs and 2024 Equity Incentive Plan Shares	30,998
Convertible Notes and Common Warrants to Yorkville	—
Triller Group Public Warrants	1,150
Triller Group SPAC Private Warrants	56
Triller Group Warrants – Class A	735
Triller Group RSUs under 2023 Share Award Scheme	492
Total excluded securities	60,793